Exhibit 99.5
2010 Form Share Salary Agreement
Associated Banc-Corp
2010 Incentive Compensation Plan
Cover Page to Share Salary Agreement
(The Share Salary Agreement is attached hereto)
Pursuant and subject to the Associated Banc-Corp 2010 Incentive Compensation Plan (the “Plan”) and the attached Share Salary Agreement, the Committee has awarded the Grantee named below shares of Common Stock of Associated Banc-Corp (“Shares”) as a component of the Grantee’s base salary.

Name of Grantee:	[INSERT NAME]

Award Date:	[INSERT DATE]

Term:	[INSERT BEGINNING DATE] through and including [INSERT END DATE]

Gross Annual Share Salary:	$[INSERT AMOUNT]
By executing below, the Grantee hereby acknowledges (1) receipt of a true copy of the Share Salary Agreement; (2) that the Grantee has read the Share Salary Agreement and the Plan carefully, and fully understands their contents; (3) that the Grantee accepts the award of Shares; and (4) the Grantee agrees to be bound by the terms and conditions of the Share Salary Agreement and the Plan.
IN WITNESS WHEREOF, as of the Award Date the Company and the Grantee hereby agree to be bound by the terms and conditions of the Share Salary Agreement and the Plan.

ASSOCIATED BANC-CORP	GRANTEE

By:	By:

Name:

Its:

Please sign and return your signed copy of (1) this cover page to the Share Salary Agreement and (2) if you’re married, Exhibit A (Consent of Spouse) by [INSERT DATE] to [INSERT NAME/DEPARTMENT] at [INSERT CONTACT INFORMATION]. Failure to do so will result in forfeiture of future payments of share salary under the attached Share Salary Agreement. Please retain a copy of the signed documents; the remainder of the Share Salary Agreement is for your records and does not need to be returned.

2010 Form Share Salary Agreement
ASSOCIATED BANC-CORP
2010 INCENTIVE COMPENSATION PLAN
SHARE SALARY AGREEMENT
     In accordance with and subject to the terms of the Associated Banc-Corp 2010 Incentive Compensation Plan (the “Plan”) and this Agreement, the Committee determined that the person named as grantee (the “Grantee”) on the cover page attached to this Share Salary Agreement (the “Cover Page”) shall receive shares of Associated Banc-Corp (the “Company”) Common Stock as a component of his or her base salary (the Cover Page and this Share Salary Agreement hereinafter referred to as this “Agreement”).
     To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.
     1. Award of Share Salary. Subject to, and upon the terms and conditions set forth in this Agreement and the Plan, the Committee awarded to the Grantee a gross annual share salary set forth on the Cover Page (the “Share Salary”), payable in Shares and effective as of the award date set forth on the Cover Page. The Share Salary shall be paid during the time period listed on the Cover Page (such period, the “Term”). Grantee hereby accepts the award of the Share Salary as set forth herein.
     2. Grants of Shares. On each pay date (determined in accordance with the Company’s payroll policies and procedures as in effect from time to time) during the Term, the Company hereby grants to the Grantee Shares having a Fair Market Value on such pay date equal to (a) minus (b), where (a) is the pro rata portion of the Grantee’s Share Salary in effect for such pay date and (b) is the required federal, state, local or foreign income or employment tax withholding (calculated as wages and not as supplemental wages, as described in IRS publication 15); provided, however, that any fractional shares resulting from the foregoing formula shall be rounded down to the nearest whole number; and provided further, that the Grantee shall receive no grant of Shares for any pay date during the Term if the Grantee is not an employee of an Employer on such pay date. Any grant of Shares pursuant to this Paragraph 2 shall be referred to in this Agreement as a “Grant.”
     3. Vesting. Each Share granted pursuant to this Agreement shall be fully vested at the time it is granted.
     4. Transfer Restrictions. Each Share granted pursuant to this Agreement (or any interest therein) cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed until the applicable date pursuant to the following schedule:
     (a) With respect to Grants during the months of January, February, March and April of any calendar year, on the first business day of the first calendar year following the calendar year in which such Grant was made;
     (b) With respect to Grants during the months of May, June, July and August of any calendar year, on the first business day of the second calendar year following the calendar year in which such Grant was made; and

2010 Form Share Salary Agreement
     (c) With respect to Grants during the months of September, October, November and December of any calendar year, on the first business day of the third calendar year following the calendar year in which such Grant was made.
     5. Transfer of Shares. Upon each Grant, the Company shall credit the Shares granted pursuant to such Grant to the Grantee through a book entry on the records kept by the Company’s transfer agent (subject to Paragraph 4 above). As a further condition to the Company’s obligations under this Agreement, the Company may require the spouse of the Grantee, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A.
     6. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use commercially reasonable efforts to obtain all such approvals.
     7. Plan and Agreement Amendment.
     (a) No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.
     (b) This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.
     8. Shareholder Rights. The Grantee will have no rights as a shareholder with respect to any Share contemplated to be granted by this Agreement unless and until such Share is issued pursuant to a Grant. As of the date that the Grantee receives a Share pursuant to a Grant, the Grantee shall have rights as a shareholder in the Company with respect to such Share; provided, however, that such Share shall be subject to the restrictions on transfer set forth in Paragraph 4 above.
     9. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with an Employer shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with an Employer, nor shall it interfere with the right of an Employer to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.
     10. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of Shares.

2010 Form Share Salary Agreement
     11. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Wisconsin. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the award of Share Salary to the Grantee. The parties hereto each submit and consent to the jurisdiction of the courts in the State of Wisconsin, Brown County, in any action brought to enforce or otherwise relating to this Agreement.
     12. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary:
     (a) the Company shall not be obligated to credit a book entry related to the Shares to be entered on the records of the Company’s transfer agent, unless and until the Company is advised by its counsel that such book entry is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded;
     (b) the Company may require, as a condition of such a book entry, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make whatever covenants, agreements, and representations, or execute whatever documents or instruments, the Company, in its sole discretion, considers necessary or desirable;
     (c) no payment or benefit under this Agreement shall be provided to the Grantee if it would violate any applicable Compensation Limitation.
     13. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.
     14. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
     15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.
     16. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. This Agreement does not modify or amend the terms of the Plan. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and

2010 Form Share Salary Agreement
any such rules and regulations adopted by the Committee for purposes of administering the Plan shall be final and binding upon the Grantee and all other persons.
     17. Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.
     18. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
     19. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.
     20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     21. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.
     22. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the Grants. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the Grants. Notwithstanding any other provision of this Agreement, the Shares shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign income or employment taxes required by law to be withheld with respect to the Grants.
     23. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Share Salary and Grants subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.
     24. Condition to Return Signed Agreement. Unless the Grantee signs, dates, and returns this Agreement to the Company on or before the date listed at the end of the Cover Page, no Grants shall be made after such date.

2010 Form Share Salary Agreement
     IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the Grant Date by signing the Cover Page.

2010 Form Share Salary Agreement
Exhibit A
Consent of Spouse
     I,                                         , spouse of the                                         , have read and approve the foregoing Share Salary Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of shares of Associated Banc-Corp, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                                         ,

Signature of Spouse
Exhibit A — Page 1